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                                                     Registration No. 333-40181

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                      FORM S-4 POST EFFECTIVE AMENDMENT # 1
                                 DEREGISTRATION

                      ACCESS SOLUTIONS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
            (State or jurisdiction of incorporation or organization)
                                      3572
            (Primary Standard Industrial Classification Code Number)
                                   05-0426298
                     (I.R.S. Employer Identification Number)

           650 Ten Rod Road, North Kingstown, RI 02852; (401) 295-2691 (Address , including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)

                             CHRISTINE M. MARX, ESQ.
                                Edwards & Angell
                           150 John F. Kennedy Parkway
                          Short Hills, New Jersey 07078
                                 (973) 376-7700

 (Name, address, including ZIP Code, and telephone number, including area code, of agent for service)

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        Approximate date of proposed sale to the public: Not applicable.
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     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]


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     Pursuant to Rule 416, there are also being registered such additional shares of Common Stock as may become issuable pursuant to anti-dilution provisions of the Class B Common Stock Warrants.

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     The registrant hereby amends this Registration Statement on a post effective basis. It is requested that the shares and warrants be deregistered. None of the shares or warrant were sold because the merger agreement expired on August 24, 1998, without completing the merger.

                            SIGNATURES AND AMENDMENTS

     Each person whose signature appears below hereby constitutes and appoints the President, the Chief Financial Officer or the Secretary of Registrant, or any one of them, acting alone, as his true and lawful attorney-in-fact, with full power and authority to execute in the name, place and stead of each such person in any and all capacities and to file, an amendment or amendments to the Registration Statement (and all exhibits thereto) and any documents relating thereto, which amendments may make such changes in the Registration Statement as said officer or officers so acting deem(s) advisable.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Providence, State of Rhode Island, on October __, 1997.

                                      ACCESS SOLUTIONS INTERNATIONAL

                                      By:/s/ Robert H. Stone
                                      -----------------------------------------
                                             Robert H. Stone
                                               President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October __, 1997.

         SIGNATURE                                  TITLE

/s/ Thomas E. Gardner            Chairman of the Board, Chief Financial Officer
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Thomas E. Gardner

/s/ Robert H. Stone              President, Chief Executive Officer and Director
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Robert H. Stone

/s/ Denis L. Marchand            Chief Accounting Officer
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Denis L. Marchand

/s/ Adrian Hancock               Director
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Adrian Hancock